UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2016

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders of the Company was held on May 24, 2016. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of six members of the Company’s board of directors for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify.

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
1. Kenneth M. Woolley	96,981,394	9,358,262	20,105	8,494,641
2. Spencer F. Kirk	103,326,278	3,014,055	19,980	8,494,089
3. Karl Haas	92,942,354	13,397,716	20,178	8,494,154
4. Diane Olmstead	105,133,569	1,204,403	22,340	8,494,090
5. Roger B Porter	104,227,109	2,111,160	22,041	8,494,092
6. K. Fred Skousen	104,216,473	2,122,771	21,068	8,494,090

Proposal 2. The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
113,066,331	1,759,778	28,291	0

Proposal 3. The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
101,150,660	5,146,021	63,624	8,494,097

Proposal 4. The election of Dennis J. Letham, an additional member of the Company’s board of directors for term expiring at the 2017 annual meeting of the stockholders and until his successor is duly elected and qualify.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
104,275,750	675,162	36,587	9,866,903

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 27, 2016	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer